EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT






Board of Directors
Radica Games Limited


We consent to the incorporation by reference in Registration Statement Nos. 33-86960, 333-07000 and 333-59737 on Form S-8, and Registration Statement No. 333-07526 and 333-79005 on Form F-3 of Radica Games Limited of our report dated February 12, 2001, appearing in this Annual Report on Form 20-F of Radica Games Limited for the year ended December 31, 2000.







/S/ Deloitte Touche Tohmatsu

HONG KONG

April 11, 2001